Zanett Announces Agreement for $8.9 Million Sale of Government Solutions Subsidiary

Proceeds to Fund Acquisition Strategy and Strengthen Balance Sheet

NEW YORK--(BUSINESS WIRE)--Zanett, Inc. (NasdaqCM: ZANE), a leading consulting firm specializing in business process outsourcing (BPO), IT enabled services (ITES), and information technology (IT) serving Fortune 500 corporations and mid-market companies, today announced it has entered into an agreement to sell its Government Solutions subsidiary, Paragon Dynamics, Inc.
(PDI) to KOR Electronics of Cypress, California, for $8.875 million in cash. Terms of the deal will be described in a Form 8-K filing with the SEC. Houlihan Lokey served as exclusive financial advisor to, initiated, structured, and negotiated the transaction on behalf of Zanett. The transaction is expected to close on March 18, 2008.

Founded in 1997, PDI has been a wholly owned subsidiary of Zanett Government Solutions. Based in Aurora, CO, with offices in California and Washington, DC, PDI provides innovative systems, software and mission engineering solutions to a variety of Intelligence Agencies, Department of Defense (DoD), and aerospace clients. The firm specializes in system design, architecture and integration; software development and implementation; and mission operations, analysis and support. PDI has direct experience in government and commercial satellite, DoD Intelligence Community, and IT infrastructure programs.

Claudio Guazzoni, Chief Executive Officer of Zanett, said, "PDI is a perfect fit for KOR Electronics, and the divestiture leaves Zanett free to intensify its focus strictly on Oracle business and bolstering the tangible growth of Zanett Commercial Services. The sale of PDI will give us additional capital to tactically redeploy our acquisition strategy, pay down our high coupon debt, and to greatly reduce our effective interest rate."

Jack Rapport, President of Zanett, who guided and supervised PDI during the five years it operated as Zanett's government solutions subsidiary, will retire as President of Zanett in conjunction with the sale. "The sale of PDI makes sense for all concerned." Mr. Rapport said. "Customers, employees and shareholders will all benefit. As the demands of the market have changed over the last few years, the need to focus on distinct activities has become paramount, and this divestiture will allow Zanett, KOR and Paragon to better serve their fundamental clients. Employees will benefit from the singular focus of their activities, and the shareholders will benefit form the positive impact the deal will have on the company's leverage and profitability." Commenting on his retirement, from Zanett, Mr. Rapport said, "It has been a great privilege and opportunity to participate in the growth and development of Zanett over the last seven years. Building a public company from the ground up, particularly in light of the regulatory and economic challenges that faced us along the way, was professionally one of the most rewarding periods of my career. As a continued significant shareholder in Zanett stock, I look forward to seeing the company continue to grow and prosper."

Dennis Harkins, Chief Financial Officer of Zanett, said, "Our balance sheet will be much stronger upon the completion of the sale of PDI. Second, we will be able to focus exclusively on the commercial marketplace, and we believe our efforts will result in increased value for our shareholders. The sale of PDI further substantiates our recent reorganization. We are now ready to seek larger accretive acquisitions and build critical mass in 2008 for Zanett Commercial Solutions."

Zanett management believes that corporate expenses will be reduced by as much as $300,000 annually, due to a decrease in the level of accounting, legal, and supervisory costs formerly associated with owning PDI as part of a public company listed on NASDAQ.

Founded in 1986, KOR Electronics is an aerospace defense technology company providing domestic and international customers with advanced military electronics equipment and system solutions. Headquartered in Cypress, CA, with offices in Long Island, NY, and Washington DC, the company produces equipment that serves mission critical operational requirements as well as laboratory simulation, testing and training needs. KOR Electronics is solely focused in support of the defense and intelligence electronics markets.

Kevin Carnino, President and CEO of KOR Electronics, said, "We are extremely excited about this partnership with PDI, as it is a key step in the pursuit of our strategic vision. Both companies possess strengths in areas that complement each other's primary markets. This union will allow us to create an elite fellowship, such that we can provide uniquely different solutions to our customers."

Mr. Doug Hartmann, President and CEO of Paragon Dynamics, said, "KOR's acquisition of PDI will enable PDI to more clearly represent its business model as part of a DOD business strictly focusing on highly classified, mission critical Intel (IC) and Defense work." Mr. Hartmann plans to remain a significant holder of Zanett common shares.

About Zanett, Inc.

Zanett is a leading business process outsourcing (BPO), IT enabled services
(ITES), and information technology (IT) consulting firm serving Fortune 500 corporations, mid-market companies, and highly classified federal agencies involved in Homeland Defense and Homeland Security. The company has historically operated in two segments, Government Solutions and Commercial Solutions. With the sale of PDI, Zanett will focus exclusively on its Commercial Solutions business.

The Commercial Solutions segment provides BPO, ITES, IT and Management Consulting Services, as well as delivers custom business solutions that integrate and implement Oracle's full suite of product offerings - Oracle, JD Edwards, PeopleSoft, Seibel, together with associated Oracle Fusion technologies. A wide range of industry-focused delivery expertise is provided to clients, including Managed Services, Enterprise Applications, Business Intelligence, SOA, and Middleware Technologies. Zanett also provides full infrastructure and application hosting, utilizing local and international resources, remote and onsite DBA support, all on a 24x7 basis.
Zanett currently employs over 198 people nationwide, is headquartered in New York City, and operates out of 8 offices (Atlanta, Boston, Cincinnati, Indianapolis, Jacksonville, New York City and the Philippines). For more information, please visit http://www.zanett.com.

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as ``forward-looking statements'' within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The aforementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with Oracle Corporation, and no implication is made whatsoever to suggest as such.

Contacts
Zanett, Inc.
212-583-0300
or
Porter, LeVay & Rose, Inc.
Michael J. Porter, 212-564-4700
President - Investor Relations
or
Jeffrey Myhre, 212-564-4700
VP - Editorial
Fax: 212-244-3075
plrmail@plrinvest.com
www.plrinvest.com